 As filed with the Securities and Exchange Commission, Registration No. 333-121218

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT
OF 1933

PSYCHIATRIC HEALTH DIRECT CORPORATION
(Name of small business issuer in its charter)

NORTH CAROLINA (State or jurisdiction of incorporation or organization)	01-1120 (Primary Standard Industrial Classification Code Number)	57-1167912 (I.R.S. Employer Identifcation No.)

100 Caniff Lane, Cary, North Carolina 27519, Phone (919) 623-2554
(Address and telephone number of principal executive offices)

Registrar and Transfer Company
10 Commerce Drive, Cranford, NJ 07016-3572
(800) 456-0596
(Name, address and telephone number of agent for services)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

PART I
 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Max. Offering Price Per Unit	Proposed Max. Aggregate Offering Price	Amount of Registration Fee

Common Stock	$250,000	$10	$250,000	$29.42

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Subject to Completion
Prospectus
Psychiatric Health Direct Corporation (PHDC)
25,000 shares of Common Stock

This offering involves a high degree of risk; see “RISK FACTORS” below to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contray is a criminal offense.

Following the registration statement on Form SB-2 in which this prospectus is included being declared effective by the SEC, we will apply to the NASD for approval of our common stock for quotation. We are requesting PHDC as our stock symbol.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

25,000 Shares Offered	Price Per Share	Total

Public Price	$10	$250,000
Underwriting Discounts & Commissions	-0-	00
Total	$10	$250,000

This is a best efforts public offering, with no minimum purchase requirement.
1. PHDC is not using an underwriter for this offering.
2. There is an arrangement to use a stock transfer company to assist with purchase transfers.
3. There is no arrangement to place proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to PHDC for expansion into markets in Virginia and South Carolina.
4. This public offering includes a good faith estimate of the shares to accoutn for market flucuations, and antidilution and price protections.

The information in this prospectus is not complete and may be changed. PHDC may not sell these securities until the registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is January 28, 2005.

SUMMARY OF FINANCIAL INFORMATION (AUDITED), as of 01/28/05

Current Assets (Stock Issued as Compensation 510,000 Shares @ $1.50/Share to CEO for a Total of $765,000)	$1,110,000
Current Liabilities (Real Estate)	176,000
Shareholders’ Equity	$924,000

Net Revenue	$300,000
Net Loss	00

 The Offering

Common Shares Outstanding Before This Offering	510,000
Maximum Shares Being Offered	25,000
Maximum Common Shares Outstanding After This Offering	535,000

 PHDC is authorized to issue 1,000,000 shares of common stock. Current shareholders of PHDC collectively own 510,000 shares of common stock. No officers, employees, or significant investors own any of the shares being offered.

There is currently no public market for the common stock of PHDC, as it is presently not traded on any market or securities exchange.

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in PHDC. Each prospective investor should carefully consider the following risk factors as well as all other information set forth elsewhere in this prospectus, before purchasing any shares of our common stock:

The risk of loss in trading securities can be substantial. You should therefore carefully consider whether such trading is suitable for you in light of your financial condition. In considering whether to trade or to authorize someone else to trade for you, you should be aware of the following:

If you purchase a security you may sustain a total loss of the purchase price and all transaction costs.

If you purchase or sell a security, you may sustain a total loss of the initial purchase price and any additional funds that you deposit with your broker. Under certain market conditions, you may find it difficult or impossible to liquidate a position. The placement of contingent orders by you or your trading advisor, will not necessarily limit your losses to the intended amounts since market conditions may make it impossible to execute such orders.

This brief statement cannot disclose all the risks and other significant aspects of the securities markets. You should, therefore, carefully study this prospectus document and securities trading before you trade, including the description of the principal risk factors of this investment.

PRINCIPAL RISK FACTORS

1. PHDC may not be able to achieve a 20% market penetration in the outsourced psychiatric testing market by our target date.

2. We may not be able to achieve our goal of Capitalization Expansion with this securities offer.

3. Competition in the medical arena can be difficult, and medical contracts are subject to change.  We may have difficulty securing and maintaining medical contracts within new market areas.  Competition could move into our new location areas, and our business could be challenged by lower pricing or local groups.

FURTHER DISCUSSION OF MATERIAL RISK FACTORS

1. There Is No Minimum Share Sale Requirement. Consequently, the early investor is not assured of any other, later shares being sold. You may be the only purchaser. If PHDC fails to sell the entire offering, it may not be able to continue expansion and your investment may be lost.

2. It May Be Difficult For PHDC Stockholders To Resell Their Stock Due To A Lack Of Public Trading Market. There is presently no public trading market for our common stock, and it is speculative that an active public trading market can be established or sustained. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

3. PHDC’s Business Model May Not Be Sufficient To Ensure Its Success In Its Intended Markets. Should our services be too narrowly focused or should the target market not be as responsive as PHDC anticipates, PHDC will not have alternative services immediately in place that it can offer to ensure its survival in the expansion markets.

4. Inability Of Our Officers And Personnel To Devote Sufficient Time To The Operation Of The Business In New Locations. Presently the officers and personnel of PHDC allocate most of their time to the management and actual assessment duties for day-to-day operations in North Carolina. Should the business develop faster than anticipated, the officers and personnel may not be able to devote sufficient time to the operation of the expansion markets to ensure that it continues as a going concern in subsidiary markets. Even if this lack of sufficient time of our management is not fatal to PHDC’s existence in our new locations, it may result in limited growth and success of the business.

5. Unproven Profitability Due To Lack Of Operating History in New Markets Makes An Investment In PHDC An Investment In An Unproven Venture. PHDC is undergoing expansion into new markets in Virginia and South Carolina. Due to our lack of operating history in these locations, the revenue and income potential of this expanded business is unproven. If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably in Virginia and South Carolina.

6. PHDC’s Service Provider Model May Not Obtain The Interest Of Medium To Large Enterprises. While PHDC believes that its services will be of benefit to medium and large enterprises and the local health community, the local expansion markets may not share this view. In such an event, PHDC may not be able to attract sufficient contracts to make it a viable business operation in Virginia and South Carolina, and it may subsequently fail due to this lack of interest in its proposed services.

Item No.	Item in Form SB-2 Prospectus Caption	Section No.
PART I
1	Front of Registration Statement and Outside A Front Cover Page of Prospectus
2	Prospectus Cover Page
3	Summary of Financial Information
4	Principal Terms of the Offering
5	Risk Factors
6	Management's Discussion & Analysis of Financial Condition & Results of Operations
7	Business Development & Discussion
	Objectives	1.1
	Mission	1.2
	Keys to Success	1.3
	Company Summary	2.0
	Company Ownership	2.1
	Business Summary	2.2
	Company Location and Facilities	2.3
	Products	3.0
	Product Description	3.1
	Market Analysis Summary	4.0
	Industry Analysis	4.1
	Industry Participants	4.2.1
	Distribution Patterns	4.2.2
	Competition and Buying Patterns	4.2.3
	Strategy and Implementation Summary	5.0
	Marketing Strategy	5.1
	Pricing Strategy	5.1.1
	Promotion Strategy	5.1.2
	Sales Strategy	5.1.3
	Sales Forecast	5.2.1
	Sales Programs	5.2.2
	Milestones	5.3
9	Management Business Experience and Compensation
10	Security Ownership by Management and Principal Shareholders
11	Dilution
12	Use of Offering Proceeds
13	Capitalization Expansion Summary

PART II
1	Sale of Unregistered Securities
2	Related Party Transactions
3	Exhibit Index With Exhibits
4	Signature Page

Management’s Discussion & Analysis & Results of Operations

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” and “continue,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections or our future results of operations or of our financial condition, and state other forward-looking information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business,” and elsewhere in this prospectus. See “Risk Factors.”

Business Development & Discussion

Psychiatric Health Direct Corporation (PHDC) was incorporated on May 22, 2003, in the State of North Carolina. PHDC’s principal executive offices are located at 100 Caniff Lane, Cary, North Carolina 27519. Our telephone number is (919) 623-2554. We have been in business as a Medical Consulting Corporation since May of 2003 and provide psychiatric testing for hospitals, doctors, and corporations. We are in the process of expansion and moving our current operating model into other locations that we anticipate would be profitable based on our market research. We see the areas of Virginia Beach, Virginia, with its military base and Hilton Head, South Carolina, with its high volume of tourism as viable locations for profit.

A growing population and health-care crisis certainly create opportunities for PHDC. Outsourced psychiatric testing is being used more and more, and PHDC is challenging larger rivals such as HMO’s and other healthcare service providers. PHDC operates two primary businesses: “risk assessment” for corporations and diagnostic services for medical providers. The firm is not immune to the changeable political winds that buffet U.S. healthcare but the critical nature of PHDC’s business allows us to weather the storm.

The firm has shown a continual annual growth from 2003 to 2004 with a Net Profit of $300,000 and a Net Loss of zero. We have good organic growth and good acquisition potential. The whole market is getting larger, and we are in the pack. We have plans for expansion into Virginia (Virginia Beach) and South Carolina (Hilton Head) within the next 12 months in order to capture a wider market for our services.

EMPLOYEES

We currently employee three full-time personnel and two licensees. Additionally, we use several contract support services. This includes advertising, graphics design and printing, public relations, accounting, and legal. We plan to add several key staff members in 2005. This includes marketing, finance/administration, medical operations, licensee support, and customer service. None of the employees are covered by a collective bargaining agreement, and we believe that the relationship with our employees is satisfactory.

LEGAL PROCEEDINGS

We are not involved currently nor have we been involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations.

1.1 Objectives

The principal objectives of PHDC are the following:

1. To achieve a 20% market penetration in the outsourced psychiatric testing market  by the year 2006.
2. To raise $250,000 in Common Stock Capitalization Expansion, 1st Offering.
3. To raise $5 million in Common Stock Capitalization Expansion, 2nd Offering.

1.2 Mission

The mission of PHDC has always been to design, develop, and market new psychiatric testing services and products in the medical assessment field. Each market product fills a current niche in medical assessment by improving upon an existing technology or by designing a product to serve a need that is clearly defined and acknowledged by medical professionals. Each product in our Capitalization Expansion Plan shall be priced to appeal to a managed-care market that stresses lowest cost of total treatment parameters.

1.3 Keys to Success

The keys to success for PHDC are as follows:

1. Initial Public Offerings.
2. The ability to generate revenue through market expansion into Virginia and South Carolina.
3. Successful implementation of sales and marketing plan to U.S. managed care and corporate markets to obtain a minimum 20% market each year.
4. Increased product development and continued market share gains.

2.0 Company Summary For Expansion Plan

PHDC will develop and market psychiatric assessments through multiple distribution channels. The company is currently developing its technologies to final product and approval stage. It is, also, seeking to establish its corporate identity in the medical assessment field. Growth strategy calls for the following objectives:

1. Complete the IPO process.
2. Establish corporate identity, brand names, and trademarks.
3. Establish a medical advisory board.
4. Build staff, infrastructure, and retain consultants for trial and compliance issues.
5. Conduct testing trials.
6. Continue R & D and product development.

2.1 Company Ownership

PHDC is a North Carolina “C” corporation, that is currently privately owned.

2.2 Business Summary

The key elements in the Business Plan for PHDC are the following:

1. The establishment of corporate identity.
2. The locations of doing business.
3. Funding of future expansions.
4. Salary for the three key managers.
5. Formulation of Strategic Plan. Raising funds through Capitalization Expansion.

The capital required for the continuation of operations in the first 1 to 2 years was provided by private investor funding and current medical consulting services.

2.3 Company Locations and Facilities

PHDC business offices are located at 100 Caniff Lane, Cary, North Carolina 27519. Phone is (919) 623-2554 and Fax is (919) 290-1155. These offices (valued at $250,000) are owned by Psychiatric Health Direct Corporation. This business plan calls for the establishment of corporate offices in Virginia and South Carolina including R & D facilities.

3.0 Products for Expansion Plan

PHDC will market two distinct products:

1. Risk Assessments for corporations that include employee applicant screenings for potential personnel problems or health handicaps.
2. Diagnostic services for medical providers that include patient evaluations for private services.

The technology used in these products is standardized through the AMA and APA.

3.1 Product Description

PHDC Screening has relationships with corporations across North Carolina. Companies are eager to find ways to reduce insurance costs and provide benefits to employees. The results of our screenings are staggering. Of the customers screened, 8-10 percent showed some type of abnormality, while 2-3 percent were rated in the severe category and were encouraged to follow-up with their doctor on the same day of screening.

In the event of a significant mental illness, there is work loss on the part of the employee, with time spent in the hospital and recovery. Employers should take into account the costs of retraining a new employee, increased insurance premiums, and the loss of morale from the remaining staff who are sharing the work load of the ill person.

PHDC Screening can do the following for a company:

1. Reduce expenses that coincide with long-term medical care.
2. Help keep insurance premiums at the lowest amount possible.
3. Assist in the utilization of your employees’ Section 125 plan.
4. Enhance your flexible benefit goals.
5. Provide free educational workshops for your employees, teaching them the risk factors and warning signs of these particular mental health diseases.
6. Provide screening services on-site for your employees.
7. Reduce loss of productivity due to health-related issues.
8. Increase morale by diminishing undue stress related to employee absenteeism.

PHDC Assessment provides a comprehensive range of mental health testing for hospitals and doctors. A full spectrum of psychiatric disorders are addressed including mood and thought disorders and, also, specialized diagnostics of depression, dual diagnosis, eating disorders, psychological trauma, and anxiety disorders.

4.0 Market Analysis Summary

The two key factors influencing discussion of PHDC’s market are the medical procedures and product usage statistics and the customer or chain of distribution considerations.

In both cases the trends are upwards in the favor of PHDC. Employee Screening and Psychiatric Assessment are growing rapidly and managed care stresses lowest cost of total treatment. Both offer great market potential to PHDC.

4.1 Industry Analysis

The health care industry in the United States has been dominated by managed care and hospital buying groups. Lowest total cost treatment has been the evolution of the pricing model. PHDC is ideally positioned to capitalize on this trend. There has been a rapid trend to packaged Screening and Assessment from the previous norm of individual and private testing for the following reasons:

1. Fewer testing discrepancies.
2. Better control of patient care.

3. Lower risk of undiagnosed diseases.
4. Reduction of over-all treatment cost.
5. Positioned ideally for managed care.
6. Current research studies available.

The growth of Health Care Screening and Assessment has been as high as 30% per quarter according to the AMA and APA. The top 25 to 50 customers in each market may account for as much as 70% of the potential business, making it easy to target customers with multi-channel tiered strategy.

4.2.1 Industry Participants

No firm has a product competitive with PHDC. Managed care providers such as Humana, Kaiser, Blue Cross, etc, are easily identified. Hospital groups are, also, easily identified as are physician groups, corporations, and government agencies. An experienced Sales and Marketing Team to effectively attack these channels is imperative.

4.2.2 Distribution Patterns

Distribution patterns in the health care industry are such that the large buying groups dictate what products are used for certain procedures throughout their sphere of influence. Thus, our products could be mandated or forced out for thousands of patients due to their health plan or hospital group. Others recommend several alternatives which require physician education and intervention.

4.2.3 Competition and Buying Patterns

Time saving and effectiveness are the key economic parameters. PHDC will succeed based upon the capability of its products. They are already competitively priced, except they are more effective. After initial market resistance to any new product, PHDC’s products can grow to dominate a market segment, in this case distinct Screening and Assessment applications.

Psychiatric Screening is a huge and growing market. The market for Psychiatric Assessment is a currently existing one with accurate, up-to-date data. This clearly defined market represents one of the fastest growing segments in the medical industry. The reason is that doctors are transitioning rapidly from the old and traditional Assessment procedures to packaged procedures.

The entire Psychiatric Screening market is a $1 billion annual market. Nationally, Assessments account for more than 1.2 million procedures per year. The trend from traditional to packaged procedures has been rapid.

5.0 Strategies and Implementation Summary for Expansion

PHDC will pursue specific, definable, market segments with a multi-tiered, multi-channel approach. We will leverage our technologies with a direct sales and distribution strategy using established distributors.

We will look to domestic markets with established distributors. Large groups and plans will be targeted first.

5.1 Marketing Strategy

Marketing will follow from industry and trade and physician awareness campaigns to specific executions directed at specific customer segments. The top tier of 20 to 30 customers in each segment will be attacked first. Only a few sales hits in these top tiers will enable achievement of targeted forecasts. PHDC will achieve its sales goals from direct and distributed presentations and company information.

5.1.1 Pricing Strategy

Pricing for PHDC Screening and Assessment is $2000 per unit. Quantity discounts remain possible in negotiations with major buying groups.

 5.1.2 Promotion Strategy

Public relations, industry media, will help in over-all industry awareness plans. Feature articles and product reviews will help awareness. All will be integrated with physician materials and training videotapes.

PHDC has already worked closely with psychologists and physicians to design its products. As an outgrowth of our Advisory Board, PHDC will actively recruit allied psychologists and physicians with sponsored events and seminars. Every major market area will be targeted. An annual event will, also, be sponsored.

5.1.3 Sales Strategy

PHDC’s sales strategy is to open domestic markets in Virginia and South Carolina in addition to the existing one in North Carolina. To fully exploit them in 2005 will be initiated along with the penetration already in existence. Then our strategy is to grow both markets with a greater than 20% penetration.

5.2.1 Sales Forecast

This sales forecast includes possible small sales into the international market.

5.2.2 Sales Programs

Sales programs include direct presentations to domestic corporations. Sales materials, video training tapes, and support materials will be produced. Physician material will be included.

Presentations will be by personal contact, direct mail, public relations, and media directed at key industry segments.

In addition electronic marketing will be deployed whenever it fits with the buying patterns of a key group.

A website and electronic commerce site will be utilized to cultivate direct sales to key industry groups.

5.3 Milestones for 2005 Expansion

The following are the key milestones for the next year (2005) of operations:

1. Capitalization Expansion was successfully completed.
2. The business plan has been completed.
3. All other first year milestones are currently on target time wise and budget wise.

Management Business Experience Description and Compensation

The founders of PHDC are Anne Edwards, Ernest Fox, and Martha Fox. Anne will serve as President and CEO. Ernest will serve as Vice-President of Personnel and Credentialing. Martha will serve as Vice President of Corporate Development and Marketing.

Anne will handle Administration of the Corporate Capitalization Expansion. She has a Doctorate in Clinical Psychology from the Union Institute and University in Cincinnati, Ohio with an undergraduate degree in Accounting and Business Administration from Furman University in Greenville, South Carolina. She was a legal assistant to a Political Science Professor at Furman University and to several Campus Associations. She has 17 years experience as a business owner and administrator in the medical field. She opened and managed three medical office locations in North Carolina before moving into corporate administration.

Ernest will handle responsibility for assessor performance and compliance. He holds a degree from the University of Tennessee in Knoxville, Tennessee. He has 25 years experience as a corporate executive for several major health corporations.

Martha will handle strategic growth plans and marketing. She served as office manager and assessment screener for 10 years to major health services corporations.

Reporting to Ernest will be additional consultants and personnel as needed in the early going.

Executive Compensation

The following tables set forth certain information regarding our CEO whose total annual salary for the fiscal years ending December 31, 2004 and 2003 exceeded $100,000:

ANNUAL COMPENSATION

Name & Principal Position	Year	Salary

Anne Edwards, President & CEO	2004	$155,000
	2003	103,000

In May of 2003, we granted Anne Edwards, our CEO, stock options to buy 510,000 shares of our common stock at an exercise price of $1.50 per share. Dr. Edwards exercised 510,000 of these options in lieu of compensation owed to her, and the compensation of $765,000 was recorded (See Related Party Transactions, Part II, 2).

No other stock options are outstanding at this time.

Dilution To Investors

The following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold:

	10%	50%	75%	100&
Net Tangible Book Value Per Share Prior to Stock Sale	3.80	3.80	3.80	3.80
Net Tangible Book Value Per Share After Stock Sale	.60	1.40	1.80	2.20
Increase in Net Book Value Per Share Due to Stock Sale	.20	1.00	1.40	1.80
Immediate Dilution (subscription price of $10 less net tangible book value per share)	.939	.859	.817	.780

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public	$10.00
Net tangible book value per Share before Offering	3.80
Increase Attributable to purchase of Stock by New Investors	1.80
Net tangible book value per Share after Offering	2.20
Immediate Dilution to New Investors	.78
Percent Immediate Dilution to New Investors	78%

In the event that this offering is fully subscribed, the book value of the stock held by the Existing Shareholder will increase by $1.80 per share, while your investment will decrease by $.78 per share.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold. Any funds raised from this offering will be immediately available to PHDC for expansion.

Capitalization Expansion Summary

Even after successfully completing the first IPO of $250,000, a second round IPO is potentially available in the $5 million range. We have planned for additional capital input in the second half of 2005 as a safety net for cash flow/cash balance.

However, cash flow achievement within the parameters of the indicated plan plus a second round IPO will lead to the best value for shareholders. Then, strategy can dictate the best valuation.

PART II

Sale of Unregistered Securities

In May of 2003 we issued 510,000 shares to one individual Anne Edwards in consideration for services rendered as our Chief Executive Officer and President. We claim exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not for resale, and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances, and no underwriting discounts or commissions were paid by us.

Related Party Transactions

Included in consulting expense for the years ended December 31, 2004 and 2003 is approximately $155,000 and $103,000, respectively, paid to the CEO and President for consulting services.

Legal Matters

Greenwood and Miller will issue an opinion with respect to the validity of the shares of common stock being offered hereby (See Part II, Exhibit 1.4)

 EXHIBIT INDEX

EXHIBIT #	EXHIBIT NAME

1.1	Certificate of Incorporation of the Registrant (Sent By Request)
1.2	By-Laws of the Registrant (Sent by Request)
1.3	Consulting Agreement with Registrar and Transfer Co.(Sent by Request)
1.4	Consent of Legal Counsel
1.5	Auditor’s Letter

Consent of Legal Counsel

We are counsel to Psychiatric Health Direct Corporation, a North Carolina corporation and have been requested by then to render our opinion as to the matters hereinafter set forth.

We have reviewed the Certificate of Incorporation and By-Laws of PHDC, the records of corporate proceedings of PHDC, and have made such other examinations of law and fact as we have considered necessary to form a basis for the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. PHDC is a corporation validly existing under the laws of the State of North Carolina.

2. The authorized capital stock of PHDC consists of 1,000,000 shares of Common Stock, Par Value $10 per share, of which 510,000 shares are issued and outstanding on the date hereof. All of such shares of Common Stock have been validly issued and are fully paid and non-assessable. In addition, 490,000 shares of Common Stock are held in PHDC’s treasury.

3. All of the issued and outstanding shares of Common Stock were issued either pursuant to the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption there from.

Very truly yours,

/s/ Greenwood & Miller
Cary, North Carolina

Report of Independent Accountants

We have audited the accompanying balance sheet of PHDC as of December 31, 2004, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of PHDC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts of disclosures in the financial statements. An audit, also, includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of PHDC as of December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Northrop and Associates
Cary, North Carolina
January 28, 2005

PSYCHIATRIC HEALTH DIRECT CORPORATION

2004 (December 31)

Assets
Stock Issued as Compensation 510,000 shares @$1.50/share	$765,000
Real Estate and Equipment	335,000
Current Liabilities	176,000
Shareholders’ Equity	$934,000

Net Revenue	$300,000
Net Loss	00

2003 (December 31)

Assets
Stock Issued as Compensation 510,000 shares @$1.50/share	$765,000
Real Estate and Equipment	335,000
Current Liabilities	176,000
Shareholders’ Equity	$934,000

Net Revenue	$125,000
Net Loss	00

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Cary, State of North Carolina, on February 7, 2005.

PSYCHIATRIC HEALTH DIRECT CORPORATION

By: /s/ Anne F. Edwards
____________________
Anne F. Edwards, CEO,
President, & Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates signed.

SIGNATURE	TITLE	DATE
/s/ Anne F. Edwards	CEO, President, Secretary	February 7, 2005
Anne F. Edwards

/s/ Ernest G. Fox	Treasurer	February 7, 2005
Ernest G. Fox